DGSE COMPANIES, INC.
OPTION GRANT AGREEMENT

This Option Grant Agreement (this “Option Agreement”) is entered into as of October __, 2011 (the “Date of Grant”), by and between NTR Metals, LLC a Texas limited liability company (the “Optionee”) and DGSE Companies, Inc., a Nevada corporation (the “Company”), in exchange for the forgiveness of an aggregate of $2.5 million in inter-company debt currently owed to the Optionee by the Company, which, upon the execution and delivery of this Option Agreement, shall be fully satisfied (the “Option Consideration”).

In consideration of the foregoing premises, the mutual covenants and agreements contained herein, the Option Consideration, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Grant of Option.  In return for the Option Consideration, the Company hereby grants to Optionee an option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) set forth below (the “Option Shares”), at the exercise price set forth below, subject to the terms and conditions of this Option Agreement as follows:

Exercise Price Per Share Total Number of Option Shares Granted Total Exercise Price Type of Option: Term/Expiration Date:	$15 5,000,000 $75,000,000 Nonqualified Stock Option 5 years from Date of Grant

2.           Vesting.  Optionee’s Option to purchase the Option Shares shall vest immediately upon the date of grant (the “Vesting Date”).

3.           Exercise of Option.

(a)           Right to Exercise; Term of Option.  This Option shall be exercisable by Optionee with respect to all vested Option Shares from the time such Option Shares vest (in accordance with the terms of Section 2) until the fifth anniversary of the Date of Grant (the “Term”), subject to the terms and conditions set forth in this Option Agreement.  This Option may only be exercised in whole and may not be exercised in part.

(b)           Method of Exercise.  This Option shall be exercisable by written notice (in substantially the form attached hereto as Exhibit A) which shall state the election to exercise the Option, the number of Option Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee’s investment intent with respect to the Option Shares.  Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company.  The written notice shall be accompanied by payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised, payable in the manner set forth in Section 4.

(c)           Date of Exercise, Transfer.  This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the aggregate exercise price of the Option Shares in respect of which the Option is being exercised.  Assuming compliance with all other provisions of this Option Agreement, for income tax purposes the Option Shares shall be considered transferred to the Optionee on the date on which the Option is exercised.

4.           Payment of Aggregate Exercise Price.

(a)           Method of Payment.  Payment of the aggregate exercise price for the Option Shares in respect of which the Option is being exercised shall become immediately due upon exercise of this Option and shall be payable in cash or check made payable to the Company.

(b)           Taxes.  The Optionee shall, upon notification of the amount due (if any) as a result of the exercise of the Option and prior to or concurrent with delivery of the certificate representing the Option Shares, pay to the Company the amounts necessary to satisfy applicable federal, state and local tax withholding requirements.

5.           Restrictions on Exercise.  This Option may not be exercised if the issuance of such Option Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board.  In addition, the Board shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Board determines that such issuance complies with (a) any applicable registration requirements under the Securities Act (or the Board has determined that an exemption therefrom is available), (b) any applicable listing requirement of any Stock Exchange on which the Common Stock is listed, (c) any written, generally applicable Company policy or administrative rules, and (d) any other applicable provision of state or federal law.

6.           Limited Transferability of Option.  This Option shall be exercisable only by the Optionee and shall not be assignable or transferable.

7.           Changes in Capital Structure.  The Optionee agrees and acknowledges that the Company shall have the right at any time and from time to time after the date of this Option Agreement to authorize additional classes or series of capital stock, some of which may entitle the holders thereof to greater rights than the holders of the Common Stock for which this Option is exercisable, and to issue such shares, subject only to the limits imposed by applicable laws.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Board, in order to prevent dilution or enlargement of the Optionee’s rights under this Option Agreement, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to the Option, the exercise price for such shares, and other determinations applicable to the Option.  In addition, in the event of a merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company in which the Company is not the surviving corporation, the Option shall be subject to the agreement governing the transaction, which may provide, without limitation, for the assumption of the Option by the surviving corporation or its parent or subsidiary, for the substitution by the surviving corporation or its parent or subsidiary of its own awards for such Option, for accelerated vesting and accelerated expiration, or for settlement in cash or cash equivalents.

8.           Exchange Listing.  Upon the exercise of the Option, the Company will use its commercially reasonable efforts to list the Option Shares on the NYSE Amex Equities stock exchange (the “NYSE Amex Exchange”) such that, upon (i) the expiration of the holding period set forth in Rule 144 of the Securities Act applicable to the Option Shares or (ii) an effective resale registration statement in compliance with the requirements of the Securities Act, the Option Shares may be traded on the NYSE Amex Exchange.

9.           Tax Consequences.  The grant and/or exercise of the Option will have federal and state income tax consequences.  THE OPTIONEE SHOULD CONSULT A TAX ADVISOR UPON THE GRANT OF THE OPTION AND BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES ACQUIRED UPON EXERCISE.

10.           Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and this Option Agreement may not be amended except by means of a writing signed by the Company and Optionee.  This Option Agreement is governed by Nevada law except for that body of law pertaining to conflict of laws.

11.           Warranties, Representations and Covenants.  The undersigned Optionee warrants and represents that he: (a) has received, read and understood this Option Agreement and agrees to abide by and be bound by its terms and conditions, (b) is acquiring such shares of Common Stock for his own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act; and (c) is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Option Agreement.  Optionee further agrees to notify the Company upon any change in the address indicated below.

12.           Certain Definitions.  For purposes of this Option Agreement, the following terms shall have the following meanings:

(a)           “Board” shall mean the Company’s Board of Directors.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

(d)           “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)           If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing sales price per share of Common Stock on the date in question on the Stock Exchange determined by the Board to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing sales price for the Common Stock on the date in question, then the Fair Market Value shall be the closing sales price on the last preceding date for which such quotation exists.

(ii)           If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ Global Market or the NASDAQ Capital Market, then the Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as the Board shall deem appropriate.

(e)           “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(f)           “Securities Act” shall mean the Securities Act of 1933, as amended.

(g)           “Stock Exchange” shall mean the New York Stock Exchange or the NYSE Amex.

(h)           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of such corporations other than the last corporation in the such chain owns, at the time of the determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

13.            Further Assurances.  As a condition to receipt of the Option and any exercise hereunder, the Optionee agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of this Option Agreement.

14.            Recovery of Compensation in Connection with Financial Restatement.  Notwithstanding any other provision of this Option Agreement to the contrary, if the Board in good faith determines that the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the law, and such restatement is not the result of misconduct by the Board or the management of the Company, the Optionee shall be required to reimburse the Company for any amounts earned or payable with respect to the Option to the extent required by and otherwise in accordance with applicable law.

15.            Notices.  Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and (i) hand delivered, or (ii) sent by certified mail, return receipt requested, postage prepaid, addressed as shown below, or to such other address as the party concerned may substitute by written notice to the other. All notices hand delivered shall be deemed received on the date of delivery. All notices forwarded by mail shall be deemed received on a date three (3) days immediately following date of deposit in the U.S. Mail; provided, however, the return receipt indicating the date upon which all notices were received shall be prima facie evidence that such notices were received on the date on the return receipt.

If to the Company:	DGSE Companies, Inc. 11311 Reeder Road Dallas, Texas 75229-3408 Attn: William H. Oyster
With a copy (which shall not constitute notice) to:	K&L Gates LLP 1717 Main St., Suite 2800 Dallas, Texas 75201 Attn: I. Bobby Majumder, Esq.

If to the Optionee:	NTR Metals, LLC 10720 Composite Drive Dallas, Texas 75220-1208 Attn: Carl D. Gum, III, General Counsel
With a copy (which shall not constitute notice) to:	Jones Day 2727 N. Harwood Street Dallas, Texas 75201 Attn: Emil Bova, Esq.

The addresses and addressees may be changed by giving notice of such change in the manner provided herein for giving notice.  Unless and until such written notice is received, the last address and addressee given shall be deemed to continue in effect.  No notice to either Optionee or the Company shall be deemed given or received unless the entity noted “With a copy to” is simultaneously delivered notice in the same manner as any notice given to another party.

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IN WITNESS WHEREOF, the Company and Optionee have each caused this Option Agreement to be executed as of the date first set forth above.

THE COMPANY: DGSE COMPANIES, INC., a Nevada corporation

By:
Name: William H. Oyster
Title: President

OPTIONEE: NTR METALS, LLC, a Texas limited liability company

By:
Name: John R. Loftus
Title: President

Exhibit A to Option Grant Agreement

DGSE COMPANIES, INC.

EXERCISE NOTICE

DGSE Companies, Inc.
11311 Reeder Road
Dallas, TX 75229-3408

Attention: Secretary

1.      Exercise of Option.  Effective as of today, ________________, 20___, the undersigned (“Purchaser”) hereby elects to purchase __________ shares (the “Option Shares”) of the Common Stock, par value $0.01 per share (the “Common Stock”), of DGSE Companies, Inc. (the “Company”) under and pursuant to the Option Grant Agreement dated October 21, 2011(the “Option Agreement”).  The exercise price for the Option Shares shall be $15 per share, as specified in the Option Agreement.

2.      Delivery of Payment.  The undersigned Purchaser herewith encloses the cash or a certified or cashier’s check (drawn in favor of the Company) in the amount of $__________ in payment of the aggregate exercise price.

3.      Representations of Purchaser.  Purchaser hereby represents and warrants as follows:

(a)           Purchaser acknowledges that he has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

(b)           Purchaser is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(c)           Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.  The undersigned’s financial condition is such that he is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment.  The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

4.      Rights as Shareholder.  The Purchaser shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares for which such Option is exercised, including, but not limited to, rights to vote or to receive dividends, unless and until the Purchaser has satisfied all requirements for exercise of the Option pursuant to its terms and the certificates evidencing such Option Shares have been issued or the Purchaser has been determined to be a record holder of such Option Shares by the transfer agent of the Company.  A share certificate for the number of Option Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date on which all the conditions set forth above are satisfied, except adjustments in accordance with Section 7 of the Option Agreement.

5.      Tax Provisions.  The Board shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Purchaser with respect to the exercise of the Option, and the Optionee shall be required to meet any applicable tax withholding obligation in accordance with Section 4(b) of the Option Agreement.  Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Option Shares.  Purchaser represents that Purchaser has consulted with any tax consultant or consultants Purchaser deems advisable in connection with the purchase or disposition of the Option Shares and that Purchaser is not relying on the Company for any tax advice.

6.      Entire Agreement; Governing Law.  The Option Agreement is incorporated herein by reference.  This Exercise Notice and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and this Exercise Notice may not be amended except by means of a writing signed by the Company and Purchaser.  This Exercise Notice is governed by Nevada law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

PURCHASER:	THE COMPANY:

DGSE COMPANIES, INC.

By:
Signature
Its:
Print Name

Address:	Address: